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                                                                   EXHIBIT 10.15



                  ANNUAL INCENTIVE COMPENSATION PLAN FOR SELECT
                EMPLOYEES OF CRESCENT REAL ESTATE EQUITIES, LTD.

                                   ARTICLE 1
                                    THE PLAN

         1.1 This plan shall be known as the Annual Incentive Compensation Plan for Select Employees of Crescent Real Estate Equities, Ltd.

         1.2 The purposes of the Plan are to foster attainment of the financial and operating objectives of the Company and the Operating Partnership by providing incentive to employees who contribute significantly to attainment of those objectives; to promote individual accountability for achieving the annual performance and operating goals of the Operating Partnership; to supplement the Company's salary and benefit programs so as to provide overall compensation for employees that is competitive with organizations with which the Company and the Operating Partnership must compete for talent; and to assist the Company in attracting and retaining employees who are important to its continued success.

         1.3 The Plan shall become effective on January 1, 2000.

                                   ARTICLE 2
                                  DEFINITIONS

         As used in the Plan, the next words and phrases shall have the next meanings unless the context clearly requires otherwise:

         2.1 "Annual Incentive Opportunity" shall mean opportunity determined under Article 5.

         2.2 "Base Salary" shall mean the annual rate of a Participant's base compensation as of the last day of the Plan Year.

         2.3 "Board" shall mean the Board of Directors of the Company.

         2.4 "Committee" shall mean the Compensation Committee of the Board.

         2.5 "Company" shall mean the Crescent Real Estate Equities, Ltd.

         2.6 "Disability" shall have the meaning set forth in the Option Plan.

         2.7 "Employee" shall mean a salaried exempt employee of the Company.

         2.8 "Incentive Award" shall mean the amount earned by a Participant in accordance with Article 8.


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         2.9 "Option Plan" shall mean the Second Amended and Restated 1995
Crescent Real Estate Equities Company Stock Incentive Plan, as such plan may be amended from time to time.

         2.10 "Participant" shall mean one of the Employees identified in
Article 4.

         2.11 "Performance Dimension" shall mean an area identified pursuant to
Article 6 in which performance is measured for a position covered by the Plan for purposes of calculating a Participant's Incentive Award.

         2.12 "Performance Dimension Weight" shall mean a weight assigned to a Performance Dimension pursuant to Article 6.

         2.13 "Performance Measure" shall mean a measure of a Participant's performance in a Performance Dimension identified pursuant to Article 7.

         2.14 "Performance Measure Criteria" shall mean a criteria or weight assigned to a Performance Measure pursuant to Article 7.

         2.15 "Plan" shall mean the Annual Incentive Compensation Plan for Select Employees of Crescent Real Estate Equities, Ltd.

         2.16 "Plan Year" shall mean the calendar year.

         2.17 "Retirement" shall mean termination of employment with the Company at or after the age of 70.

                                   ARTICLE 3
                                 ADMINISTRATION

         3.1 The Plan shall be administered by the Committee. In addition to any authority specifically granted elsewhere in the Plan, the Committee shall have, subject to the provisions of the Plan, full and final discretionary authority to interpret the Plan, to establish and revise rules, regulations and guides relating to the Plan, to entertain appeals of Participants or beneficiaries regarding alleged adverse determinations under the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may delegate to any officer of the Company any such responsibilities other than entertaining appeals of alleged adverse determinations. Any references to the Committee in the Plan with respect to responsibilities that have been delegated to an officer pursuant to this subsection shall be understood to refer to that officer.

         3.2 All decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, Participants, beneficiaries and other Employees.

                                   ARTICLE 4
                           COVERAGE AND PARTICIPATION

         The Committee shall designate which positions shall be covered by the Plan. Changes to the positions covered by the Plan shall not be effective any earlier than the date on which they are



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adopted by the Committee. Employees occupying positions that are covered by the
Plan shall be Participants in the Plan. The Committee shall inform an Employee that he or she has become a Participant as soon as practicable after he or she begins to occupy a position that is covered by the Plan or, in the case of the Plan Year beginning January 1, 2000, before the beginning of that Year.

                                   ARTICLE 5
                         ANNUAL INCENTIVE OPPORTUNITIES

         The Committee shall adopt an Annual Incentive Opportunity for each position covered by the Plan before the beginning of each Plan Year or, in the case of a position newly covered by the Plan, within 30 days of the date that the position becomes covered. Each such Annual Incentive Opportunity shall be expressed as a percentage of the Base Salary for the position. The Committee shall provide each Participant with information regarding the Annual Incentive Opportunities and the performance necessary to earn such opportunity that apply to his or her position as soon as practicable after they are adopted.

                                   ARTICLE 6
                           PERFORMANCE DIMENSIONS AND
                          PERFORMANCE DIMENSION WEIGHTS

         The Annual Incentive Opportunity for each position shall be subdivided into one or more Performance Dimensions. The Committee shall adopt Performance Dimensions and Performance Dimension Weights for each position covered by the Plan before the beginning of each Plan Year or, in the case of a position newly covered by the Plan, within 30 days of the date that the position becomes covered. The Performance Dimensions for each position generally shall include at least (i) a dimension covering overall Company performance, (ii) a dimension covering function or unit performance, and (iii) a dimension covering individual performance. The sum of the Performance Dimension Weights for each position shall equal one hundred percent (100%). The Committee shall provide each Participant with information regarding the Performance Dimensions and Performance Dimension Weights that apply to his or her position as soon as practicable after they are adopted.

                                   ARTICLE 7
                            PERFORMANCE MEASURES AND
                          PERFORMANCE MEASURE CRITERIA

         7.1 Each Performance Dimension shall be subdivided into one or more Performance Measures. The Committee shall adopt Performance Measures for each Performance Dimension before the beginning of each Plan Year or, in the case of a position newly covered by the Plan, within 30 days of the date that the position becomes covered. Performance Measures for overall Company performance may include any measurable criteria of Company performance as the Committee might deem appropriate. Performance Measures for function or unit performance may include any measurable criteria that (i) are related to the Company's business objectives and (ii) reflect outcomes or results that the Participant can directly influence. Performance Measures for individual performance may include any other criteria relevant to the Participant's performance in furthering the Company's business objectives as the Committee in consultation with the Participant's supervisor might deem appropriate. The sum of the Performance Measures included within each Performance Dimension shall equal one hundred percent (100%). The Committee shall provide each Participant



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with information regarding the Performance Measures that apply to his or her position as soon as practicable after they are adopted.

         7.2 Each Performance Measure shall be further subdivided into one more specific Performance Measure Criteria. The Committee may, but is not required to
(a) express such Performance Measure Criteria in terms of threshold, target and maximum levels of performance with in each such Performance Measure, or (b) define specific levels of performance within each Performance Measure in terms of the percentage of such Performance Measure that a particular level of performance by the Participant will earn. The Committee may but is not required to adopt Performance Measure Criteria before the beginning of each Plan Year, and may but is not required to provide each Participant with information regarding the Performance Measure Criteria that apply to his or her position. In any event, the Committee may modify the Performance Measure Criteria at any time before the incentive award to which they apply is paid.

                                   ARTICLE 8
                    DETERMINATION OF ANNUAL INCENTIVE AWARDS

         As soon as practicable after the end of each Plan Year, the Committee shall calculate each Participant's annual incentive award by first (a) determining the amount of each Performance Measure that has been earned by the Participant based upon the relevant Performance Measure Criteria, then (b) for each Performance Dimension, adding together the percentages achieved with respect to each of the Performance Measures determined in clause (a), then (c) multiplying the percentage calculated in clause (b) by the percentage associated with such Performance Dimension, then (d) adding together the products for each Performance Dimension determined in clause (c) for the Participant, and finally
(e) multiplying the sum in clause (d) with the Annual Incentive Opportunity for the Participant and with the the Base Salary for the Participant.

                                   ARTICLE 9
                                  DISTRIBUTION

         All distributions of a Participant's Incentive Award shall be made as of a distribution date established by the Committee that shall be no later than 120 days after the close of the Plan Year to which the Award relates. Any distribution shall be in one lump sum in money by check.

                                   ARTICLE 10
                            TERMINATION OF EMPLOYMENT

         10.1 If the employment of a Participant is terminated on account of the Participant's death, Disability or Retirement, the Committee shall, if it determines that an Incentive Award under the Plan might be earned for the Plan Year of termination, prorate the Award for that part of the Plan Year in which the Participant was participating before the termination and the Company shall pay the prorated award as soon as practicable after determination, unless otherwise determined by the Committee.

         10.2 If the employment of a Participant is terminated for any reason other than death, Disability or Retirement, the Participant shall not receive any award under the Plan for the Plan Year of termination.




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         10.3 If an Employee becomes a Participant during a Plan Year, any award under the Plan to the Participant shall be appropriately prorated from the time the Participant entered the Plan to the end of the Plan Year.

         10.4 In the case of a Participant's death, any payment under the Plan shall be made to the Participant's estate. The payment shall be made as a lump sum as soon as practicable after determination of the Incentive Award in accordance with Article 8.

                                   ARTICLE 11
                        AMENDMENT OR TERMINATION OF PLAN

         The Board may, in its sole discretion, amend, modify or terminate the Plan at any time, provided, however, that no amendment, modification or termination shall materially adversely affect the right of a Participant in respect of a previously earned Incentive Award that has not been paid, unless the Participant or his or her legal representative shall consent to the change. If the Plan is terminated during any Plan Year in which Participants have been selected to participate, the Board may authorize the Committee to prorate and make provision for payment of Incentive Awards for the period.

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1 No benefit or award under the Plan shall in any manner or to any extent be assigned, alienated or transferred by any Participant under the Plan or subject to attachment, garnishment or other legal process.

         12.2 The Plan shall not constitute a contract for the continued employment of any Employee by the Company. The Company reserves the right to modify an Employee's compensation at any time and from time to time as it considers appropriate and to terminate any Employee's employment for any reason at any time notwithstanding the Plan.

         12.3 Any notice to a Participant or legal representative hereunder shall be given either by delivering it, or by depositing it in the United States mail, postage prepaid, addressed to his last-known address. Any notice to the Company or the Committee hereunder shall be given either by delivering it, or depositing it in the United States Mail, postage prepaid, to the Secretary, Crescent Real Estate Equities Company, 777 Main Street, Suite 2100, Fort Worth, TX 76102.

         12.4 Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

         12.5 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         12.6 Except as otherwise provided herein, the Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation



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that might acquire all or substantially all of the Company's assets and business or with or into which the Company might be consolidated or merged.

         12.7 Except to the extent federal law applies, the Plan shall be governed by the laws of the State of [Texas].

         12.8 The masculine pronoun also shall mean the feminine and vice versa wherever appropriate.

         12.9 The Company shall have the right to deduct from any payment to the Participant (whether or not under the Plan) any sums required to be withheld by federal, state, or local tax law with respect to benefits under the Plan. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.



Date approved by the Board:  March 5, 2001




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